Exhibit 10.2

PREPAYMENT AND WAIVER AGREEMENT

THIS PREPAYMENT AND WAIVER AGREEMENT, dated as of January 17, 2012 (this “Agreement”), is entered into by and among MCG CAPITAL CORPORATION, a Delaware corporation (the “Company”), and the holders of the Notes party hereto relating to the Note Purchase Agreement, dated as of October 3, 2007, between the Company and each of the purchasers listed therein pursuant to which the Company issued $25,000,000 aggregate principal amount of its 6.71% Series 2007-A Senior Notes due October 3, 2012 (as amended and reissued, the “Series 2007-A Notes”), as amended from time to time (as amended, the “Note Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

W I T N E S S E T H :

WHEREAS, the Company has entered into the Note Purchase Agreement with the Purchasers, pursuant to which the Company issued and sold the Series 2007-A Notes;

WHEREAS, pursuant to the Note Purchase Agreement the Company may, at its option, prepay all or a portion of the Series 2007-A Notes in accordance with the terms set forth therein;

WHEREAS, the Company has expressed its intent to prepay the Series 2007-A Notes and the holders of the Series 2007-A Notes have agreed to accept such prepayment on the terms and conditions set forth herein and to waive certain notice requirements in connection therewith; and

WHEREAS, the Company has requested and the holders of the Series 2007-A Notes have agreed, subject to the terms hereof, that in lieu of the NPA Prepayment Amount, the Company will pay the January Prepayment Amount in full and complete satisfaction of the Series 2007-A Notes.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Prepayment and Waiver.

1.1 As provided for in Section 8.2 of the Note Purchase Agreement, the Company may prepay all or any part of the Series 2007-A Notes at any time, at 100% of the principal amount to be prepaid plus accrued and unpaid interest and the applicable Make-Whole Amount (the “NPA Prepayment Amount”).

1.2 Subject to the terms hereof and in consideration of the payment by the Company to the holders of the Series 2007-A Notes on January 17, 2012 (the “Prepayment Date”) in immediately available wire transfer funds delivered in such amounts in accordance with the wire transfer instructions as set forth on Schedule A attached hereto, of (a) principal in the amount of $8,716,905.58, (b) a prepayment premium in the amount of $174,338.11, and (c) accrued interest through and including the Prepayment Date of $225,632.25, for a total payment of $9,116,875.94 (as set forth in more detail on Schedule A attached hereto , the “January Prepayment Amount”), the holders of the Series 2007-A Notes hereby waive their rights to the NPA Prepayment Amount.

1.3 To the extent that the January Prepayment Amount is not received on the Prepayment Date, a per diem interest amount of $2,169.54 shall be added to the January Prepayment Amount for each day after January 17, 2012, through and including the date of payment (the “Actual Prepayment Date”). The Actual Prepayment Date must be on or before February 26, 2012.

1.4 The holders of the Series 2007-A Notes acknowledge and agree (a) that following receipt of the January Prepayment Amount (as it may be increased in accordance with Section 1.3 hereof) and except as expressly provided herein, there will be no further obligations owing under the Series 2007-A Notes, the Note Purchase Agreement and the other agreements and documents executed or delivered in connection therewith, and (b) upon receipt of the January Prepayment Amount, the Series 2007-A Notes, the Note Purchase Agreement and other agreements and documents executed or delivered in connection therewith will be terminated, satisfied in full and extinguished except for the provisions thereof that expressly survive the termination thereof.

1.5 The holders of the Series 2007-A Notes hereby waive the prepayment notices and certificates of a Senior Financial Officer required to be delivered by the Company in connection with a prepayment pursuant to Section 8.2 of the Note Purchase Agreement. The foregoing waiver shall not constitute a waiver, whether express or implied, of any other provision of the Note Purchase Agreement.

2. Effective Date and Conditions Precedent. This Agreement shall become effective on the first date (the “Effective Date”) on which each of the following conditions have been satisfied:

(a) Prepayment. The Company shall have paid to each holder of a Series 2007-A Note such holder’s pro rata share of the January Prepayment Amount, in the amount and manner specified in Schedule A attached hereto.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date.

(c) Execution and Delivery by the All Holders. This Agreement shall have been executed by all holders and copies of the executed signature pages of the holders shall have been delivered to each holder of Series 2007-A Notes or Bracewell & Giuliani LLP on their behalf.

(d) Execution and Delivery by the Company. This Agreement shall have been executed by the Company and copies of the executed signature pages of the Company shall have been delivered to each holder of Series 2007-A Notes or Bracewell & Giuliani LLP on their behalf.

3. Expenses. The Company agrees to pay all reasonable out-of-pocket expenses of the holders arising in connection with this Agreement and the transactions contemplated hereby, including without limitation the reasonable fees and expenses, including reasonable post-closing fees and expenses, of Bracewell & Giuliani LLP, special counsel for the holders of the Series 2007-A Notes.

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4. Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Signatures by pdf or facsimile shall count as original signatures for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first above written.

MCG CAPITAL CORPORATION

By:	/s/ Stephen J. Bacica
Name: Stephen J. Bacica
Title: Chief Financial Officer

Signature Page to Prepayment and Waiver Agreement

MCG Capital Corporation

This Agreement is hereby accepted

and agreed to as of the date thereof.

The Guardian Life Insurance Company of America

By:	/s/ Brian Keating

Name:	Brian Keating
Title:	Managing Director

Signature Page to Prepayment and Waiver Agreement

MCG Capital Corporation

This Agreement is hereby accepted

and agreed to as of the date thereof.

The Guardian Insurance & Annuity Company, Inc.

By:	/s/ Brian Keating

Name:	Brian Keating
Title:	Managing Director

Signature Page to Prepayment and Waiver Agreement

MCG Capital Corporation

This Agreement is hereby accepted

and agreed to as of the date thereof.

Nationwide Life Insurance Company

By:	/s/ Thomas A. Shanklin

Name:	Thomas A. Shanklin
Title:	Authorised Signatory

Signature Page to Prepayment and Waiver Agreement

MCG Capital Corporation